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                                                                  EXHIBIT 10.23



                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT

         AMENDMENT, dated, March 29, 1996, to EMPLOYMENT AGREEMENT dated as of the 1st day of March, 1994, between ULTRALIFE BATTERIES, INC., a Delaware corporation having a place of business at Route 81 South, Newark, New York (the "Company"), and Bruce Jagid, c/o Coining Technologies 19 Fairfield Place, West Caldwell, NJ ("Jagid").

                              W I T N E S S E T H :

         WHEREAS, Jagid and the Company, entered an Employment Agreement, dated as of March 1, 1994 (the "1994 Employment Agreement") which was amended by amendment dated August 24, 1995 (the 1995 Amendment) and which so amended is referred to herein as the "Amended 1994 Agreement";

         WHEREAS, the 1994 Employment Agreement provided for the grant to Jagid of an option to purchase 150,000 shares of the Company's stock (the "1994 Option"); and

         WHEREAS, the 1994 Option was not submitted for approval by the shareholders of the Company, nor was it issued as part of an option plan which was approved by the Shareholders of the Company; and the NASD Stock Market, Inc. ("NASD") has informed the Company that this is in violation of the by-laws of the NASD, which will subject the Company to having its commons stock de-listed if this problem is not corrected, which would harm the Company and Jagid; and

         WHEREAS the Company and Jagid wish to enter into the following amendment in order to satisfy the requirements of the NASD and avoid delisting of the Company's common stock

         NOW, THEREFORE, in consideration of the premises and of the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

         1. Amendment. Notwithstanding anything provided to the contrary in the 1994 Employment Agreement or the 1995 Amendment, the 1994 option is hereby amended to provide that only 25,000 shares of such option are currently exercisable, and the balance of 125,000 shares will become exercisable only if and when the option for 150,000 shares are ratified and approved by the shareholders of the Company. When the 1994 Option is ratified, all shares will vest and be exercisable on the dates and under the terms of the 1994 Option, in accordance with the terms thereof, which shall mean, among other things that the portion of the 1994 Option which vests on dates prior to the date hereof, will remain vested even if Jagid were to die after the date hereof. The Company undertakes to seek such ratification and approval at the next annual meeting of shareholders of the Company. If the Company's shareholders do not ratify the 1994 Option at the Company's Shareholders Meeting at the end of 1996, the Company will compensate Jagid for the loss incurred by him as a result of the loss of the 1996 Option in such manner as the parties mutually agree. If Jagid and the Company are unable to agree to the amount or manner of such compensation after negotiating in good faith, the matter will be resolved by binding arbitration in New York City by the American Arbitration Association


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pursuant to its rules. The Company will pay the AAA's fees for any such arbitration.

         2. Effect. The Amended 1994 Employment Agreement shall remain in effect, and is not modified or amended except as expressly provided herein.

         3. Miscellaneous. This Amendment will be governed by the laws of the State of New York.


         IN WITNESS WHEREOF, the parties have signed or caused this agreement to be signed on its behalf, as of the date first set forth above.

                                            ULTRALIFE BATTERIES, INC.


                                            BY: /s/ Joseph C. Obeles
                                               --------------------------


                                               /s/ Bruce Jagid
                                            -----------------------------
                                                 Bruce Jagid


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